UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 12, 2009

Date of Report (Date of earliest event reported)

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30733	41-1978822
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10700 Bren Road West

Minnetonka, Minnesota 55343

(Address of principal executive offices) (Zip Code)

Telephone: (952) 930-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 12, 2009, American Medical Systems, Inc. (“AMS”), a wholly owned subsidiary of American Medical Systems Holdings, Inc. (the “Company”), the Company, and each majority-owned domestic subsidiary of AMS, entered into a Consent and Second Amendment to Credit and Guaranty Agreement (the “Amendment”) with CIT Healthcare LLC, as administrative agent. The Amendment amends the credit facility to enable the Company’s exchange offer for up to $250,000,000 aggregate principal amount of its 3.25% Convertible Senior Subordinated Notes due 2036. The exchange offer is described in more detail below in Item 8.01. A copy of the Amendment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On August 14, 2009, American Medical Systems Holdings, Inc. (the “Company”) announced that it commenced an exchange offer for up to $250,000,000 aggregate principal amount of its outstanding 3.25% Convertible Senior Subordinated Notes due 2036. A copy of the press release issued by the Company on August 14, 2009 is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

99.1	Consent and Second Amendment to Credit and Guaranty Agreement, dated as of August 12, 2009, by and among American Medical Systems, Inc., each of the other Credit Parties thereto and CIT Healthcare LLC, as Administrative Agent.

99.2	Press release dated August 14, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2009	By:	/S/ MARK A. HEGGESTAD
Mark A. Heggestad Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Consent and Second Amendment to Credit and Guaranty Agreement, dated as of August 12, 2009, by and among American Medical Systems, Inc., each of the other Credit Parties thereto and CIT Healthcare LLC, as Administrative Agent.

99.2	Press Release dated August 14, 2009